Exhibit 1

                                    AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of Plains Resources Inc. is being filed on behalf of each of the entities named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: February 23, 2004


                                  PERSHING SQUARE, L.P.

                                  By: PERSHING SQUARE GP, LLC

                                  By: /s/ William Ackman
                                      -----------------------------------------
                                      Name: William Ackman
                                      Title: Managing Member



                                  PERSHING SQUARE GP, LLC

                                  By: /s/ William Ackman
                                      -----------------------------------------
                                      Name: William Ackman
                                      Title: Managing Member



                                  By: /s/ William Ackman
                                      -----------------------------------------
                                      Name: William Ackman



                                  LEUCADIA NATIONAL CORPORATION

                                  By: /s/ Joseph A. Orlando
                                      -----------------------------------------
                                      Name: Joseph A. Orlando
                                      Title: Vice President and
                                             Chief Financial Officer